Exhibit 99.1

ALLEGIANT TRAVEL COMPANY SECOND QUARTER 2013
FINANCIAL RESULTS
42nd Consecutive Profitable Quarter
Second Quarter Fully Diluted Earnings per Share of $1.34

LAS VEGAS. July 23, 2013 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the second quarter 2013, as well as comparisons to prior year equivalents:

Unaudited	Three months ended June 30,			Six months ended June 30,
	2013	2012	Change	2013	2012	Change
Total operating revenue (millions)	$255.9	$231.2	10.7%	$528.8	$469.0	12.7%
Operating income (millions)	$42.9	$41.9	2.4%	$95.2	$78.2	21.8%
Operating margin	16.8%	18.1%	(1.3)pp	18.0%	16.7%	1.3pp
EBITDA (millions)	$61.0	$54.9	10.9%	$130.4	$103.3	26.2%
EBITDA margin	23.8%	23.8%	—	24.7%	22.0%	2.7pp
Net income (millions)	$25.8	$25.2	2.3%	$57.7	$46.9	23.0%
Diluted earnings per share	$1.34	$1.30	3.1%	$3.00	$2.42	24.0%

“We are very proud to report our 42nd consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “We are pleased to drive higher earnings in spite of an exceptionally strong second quarter last year. In addition, for the first six months of this year, we have been able to drive both EBITDA and operating margin expansion. Thanks to the tremendous efforts of our Team Members, we have produced another solid quarter.”

Notable company quarterly highlights

•	Began operating our second A319 in April

•	Purchased third A319 in May, entered service in July

•	Purchased two A320s in the second quarter, third A320 purchased on July 1, 2013

•	Repurchased over 106,000 shares for $9.7 million, average purchase price of $91.37 per share

•	Announced four new routes and one new city

•	Extended charter agreement with Peppermill Casinos for three years

•	Named Overall Top-Performing Airline in the world by Aviation Week

•	Purchased a new headquarter campus for $12.5 million

Allegiant Second Quarter Earnings

Second quarter 2013 revenue performance

•	14th consecutive quarter of year over year increases in total average fare, four percent higher than a year ago

•	20 percent increase in ancillary air related charges per passenger versus last year

•	Same store markets, those which were operated in both the second quarter 2013 and 2012, had a 1.1 percent increase in TRASM on a 3.7 percent increase in ASMs

•	89.5 percent load factor while growing scheduled service ASMs by 20 percent

	2Q13	2Q12	Change
Scheduled Service:
Average fare - scheduled service	$88.00	$89.43	(1.6)%
Average fare - ancillary air-related charges	$40.73	$33.90	20.1%
Average fare - ancillary third party products	$5.52	$5.77	(4.3)%
Average fare - total	$134.25	$129.10	4.0%
Scheduled service passenger revenue per ASM (PRASM) (cents)	7.94	8.75	(9.3)%
Total scheduled service revenue* per ASM (TRASM) (cents)	12.11	12.63	(4.1)%
Load factor	89.5%	90.1%	(0.6	)pp
Passengers (millions)	1.9	1.8	5.6%
Average passengers per departure	148	140	5.7%
Average scheduled service stage length (miles)	957	900	6.3%
 * - Total scheduled service revenue includes scheduled service, ancillary air-related charges, and ancillary third party products revenue.
ASMs = available seat miles
PRASM = scheduled passenger revenue per scheduled available seat mile
TRASM = (scheduled passenger revenue + ancillary air revenue + ancillary third party revenue) per scheduled available seat mile

Second quarter 2013 cost performance

•	Total operating expense per ASM (CASM) declined 1.8 percent, in spite of a five percent decrease in aircraft utilization

•	The year over year change in total CASM has been negative for five straight quarters

•	System ASMs per gallon increased over 9 percent to 67.8 versus the second quarter 2012

•
Salary and benefits expense per passenger increased 12.5 percent versus last year primarily due to the higher pay band for pilots that began in November, extra flight attendant head count required to support the 166 seat MD-80 aircraft, and stock compensation expense

•	Maintenance and repair expense per passenger increased 26.8 percent due to a larger number of maintenance events versus a year ago

•
Depreciation and amortization expense per passenger increased 28 percent primarily due to the accelerated depreciation on the MD-80s being retired in the third quarter and a change in estimate of MD-80 engine residual values and useful lives

•	Other expense per passenger increased 21.5 percent due to non capitalized IT development, crew training for the Airbus fleet, and costs to support a seasonal base in Los Angeles

	2Q13	2Q12	Change
Total System*:
Operating expense per passenger	$111.60	$105.48	5.8%
Operating expense per passenger, excluding fuel	$60.74	$52.98	14.6%
Operating expense per ASM (CASM) (cents)	9.98	10.16	(1.8)%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	5.43	5.11	6.3%
Average block hours per aircraft per day	5.5	5.8	(5.2)%
* - Total system includes scheduled service, fixed-fee contract and non-revenue flying.

Allegiant Second Quarter Earnings

Third quarter 2013 cost trends

•
Salary and benefit expense is expected to continue to increase versus last year due to the higher pilot pay band. In addition, the hiring and training of flight crews for future Airbus flying, and a slight dip in flight crew productivity as the company retires MD-80 in the third quarter will add pressure to this expense

•
For the full year, maintenance expense per aircraft per month is expected to fall within its normal historical run rate of $100 thousand to $110 thousand. Due to the timing of events, some maintenance may fall from the third quarter into the fourth quarter

•
Four MD-80s, which have been subject to accelerated depreciation, are expected to be retired in the third quarter. However, the change in estimate of MD-80 engine residual values and useful lives reflected in the second quarter results is expected to drive depreciation expense higher in the third quarter. At this time, the company expects full year depreciation per aircraft per month to be between $92 thousand and $97 thousand

Third party products performance

•	Net transportation revenue grew 22 percent on 18 percent growth in rental car days

•	Ancillary revenue from third party products as a percentage of income before taxes increased to 25.3 percent versus 24.5 percent last year and 21.2 percent in the first quarter 2013

Supplemental Ancillary Revenue Information Unaudited (millions)	2Q13	2Q12	Change
Gross ancillary revenue - third party products	$33.9	$32.9	3.0%
Cost of goods sold	($23.1)	($21.9)	5.5%
Transaction costs*	($0.4)	($1.2)	(66.7)%
Ancillary revenue - third party products	$10.4	$9.8	6.1%
As percent of gross	30.6%	29.7%	0.9	pp
As percent of income before taxes	25.3%	24.5%	0.8	pp
Ancillary revenue - third party products/scheduled passenger	$5.52	$5.77	(4.3)%

Hotel room nights (thousands)	170.1	204.3	(16.7)%
Rental car days (thousands)	238.8	201.6	18.5%
* - Includes payment expenses and travel agency commissions.

Balance sheet highlights

•	Repurchased 106,000 shares for $9.7 million

Unaudited (millions)	6/30/2013	12/31/2012	Change
Unrestricted cash*	$391.3	$352.7	10.9%
Total debt	$145.1	$150.9	(3.8)%
Total Allegiant Travel Company stockholders’ equity	$432.3	$401.7	7.6%

Six months ended June 30,
Unaudited (millions)	2013	2012	Change
Capital expenditures	$77.0	$61.1	26.0%
* - Unrestricted cash includes investments in marketable securities.

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Allegiant Second Quarter Earnings

Guidance, subject to revision

Revenue guidance	July 2013	3Q13
Estimated PRASM year-over-year change	(5) to (3)%	1.5 to 3.5%
Estimated TRASM year-over-year change	(4) to (2)%	0.5 to 2.5%

Fixed fee and other revenue guidance		3Q13
Fixed fee and other revenue (millions)		$3 to $5

Capacity guidance
System	3Q13	4Q13	FY13
Departure year-over-year growth	(12) to (8)%	(3) to 1%
ASM year-over-year growth	1 to 5%	6 to 10%	7 to 11%
Scheduled
Departure year-over-year growth	(5) to (1)%	3 to 7%
ASM year-over-year growth	5 to 9%	10 to 14%	12 to 16%

Cost guidance	3Q13		FY13
CASM ex fuel – year-over-year change	7 to 9%		2 to 5%

CAPEX guidance			FY13
Capital expenditures (millions)			$170 to $180
 CASM ex fuel – cost per available seat mile excluding fuel expense

2013 aircraft fleet plan by end of period

Aircraft	3Q13	4Q13
MD-80 (166*)	51	51
MD-80 (non 166*)	1	1
757	6	6
A319	3	3
A320	—	7
Total	61	68
* - 166 refers to MD-80s that have been converted to 166 seat aircraft, non 166 refers to those aircraft that will not be converted
Aircraft listed in table above include only in service aircraft

Allegiant Travel Company will host a conference call with analysts at 10:30 a.m. ET Tuesday, July 23, 2013 to discuss its second quarter 2013 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Second Quarter Earnings

Allegiant, Travel is our deal.®
Las Vegas-based Allegiant Travel Company® (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company has been named one of America’s 100 Best Small Companies by Forbes Magazine for four consecutive years.  ALGT/G

Media Inquiries: Brian Davis
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service by quarter, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at . These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of the economic downturn on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, our introduction of an additional aircraft type, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, problems with our aircraft, our reliance on our automated systems, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended June 30, 2013 and 2012
(in thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Percent
	2013	2012	change
OPERATING REVENUE:
Scheduled service revenue	$165,301	$151,648	9.0
Ancillary revenue:
Air-related charges	76,514	57,478	33.1
Third party products	10,370	9,782	6.0
Total ancillary revenue	86,884	67,260	29.2
Fixed fee contract revenue	3,095	9,815	(68.5)
Other revenue	566	2,443	(76.8)
Total operating revenue	255,846	231,166	10.7
OPERATING EXPENSES:
Aircraft fuel	97,076	94,218	3.0
Salary and benefits	39,654	33,229	19.3
Station operations	20,211	19,572	3.3
Maintenance and repairs	20,335	15,092	34.7
Sales and marketing	5,405	5,491	(1.6)
Aircraft lease rentals	1,365	—	100.0
Depreciation and amortization	17,892	13,162	35.9
Other	11,052	8,534	29.5
Total operating expenses	212,990	189,298	12.5
OPERATING INCOME	42,856	41,868	2.4
As a percent of total operating revenue	16.8%	18.1%
OTHER (INCOME) EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	(132)	81	NM
Interest income	(216)	(267)	(19.1)
Interest expense	2,294	2,200	4.3
Total other (income) expense	1,946	2,014	(3.4)
INCOME BEFORE INCOME TAXES	40,910	39,854	2.6
As a percent of total operating revenue	16.0%	17.2%
PROVISION FOR INCOME TAXES	15,223	14,671	3.8
NET INCOME	25,687	25,183	2.0
Net loss attributable to noncontrolling interest	(73)	—	(100.0)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$25,760	$25,183	2.3
Earnings per share to common stockholders (1):
Basic	$1.35	$1.31	3.1
Diluted	$1.34	$1.30	3.1
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	18,921	19,053	(0.7)
Diluted	19,041	19,303	(1.4)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three Months Ended June 30, 2013 and 2012
(Unaudited)

	Three months ended June 30,		Percent
	2013	2012	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,908,472	1,794,665	6.3
Revenue passenger miles (RPMs) (thousands)	1,889,416	1,636,113	15.5
Available seat miles (ASMs) (thousands)	2,134,660	1,862,262	14.6
Load factor	88.5%	87.9%	0.6
Operating revenue per ASM (RASM) (cents)	11.99	12.41	(3.4)
Operating expense per ASM (CASM) (cents)	9.98	10.16	(1.8)
Fuel expense per ASM (cents)	4.55	5.06	(10.1)
Operating CASM, excluding fuel (cents)	5.43	5.11	6.3
Operating expense per passenger	$111.60	$105.48	5.8
Fuel expense per passenger	$50.87	$52.50	(3.1)
Operating expense per passenger, excluding fuel	$60.74	$52.98	14.6
ASMs per gallon of fuel	67.8	62.0	9.4
Departures	13,275	13,767	(3.6)
Block hours	32,639	31,450	3.8
Average stage length (miles)	940	859	9.4
Average number of operating aircraft during period	64.6	59.3	8.9
Average block hours per aircraft per day	5.5	5.8	(5.2)
Full-time equivalent employees at period end	1,919	1,750	9.7
Fuel gallons consumed (thousands)	31,468	30,048	4.7
Average fuel cost per gallon	$3.08	$3.14	(1.9)
Scheduled service statistics
Passengers	1,878,474	1,695,650	10.8
Revenue passenger miles (RPMs) (thousands)	1,864,135	1,561,405	19.4
Available seat miles (ASMs) (thousands)	2,082,586	1,732,601	20.2
Load factor	89.5%	90.1%	(0.6)
Departures	12,702	12,155	4.5
Average passengers per departure	148	140	5.7
Scheduled service seats per departure	168.6	157.7	6.9
Block hours	31,617	28,799	9.8
Yield (cents)	8.87	9.71	(8.7)
Scheduled service revenue per ASM (PRASM) (cents)	7.94	8.75	(9.3)
Total ancillary revenue per ASM (cents)	4.17	3.88	7.5
Total scheduled service revenue per ASM (TRASM) (cents)	12.11	12.63	(4.1)
Average fare - scheduled service	$88.00	$89.43	(1.6)
Average fare - ancillary air-related charges	$40.73	$33.90	20.1
Average fare - ancillary third party products	$5.52	$5.77	(4.3)
Average fare - total	$134.25	$129.10	4.0
Average stage length (miles)	957	900	6.3
Fuel gallons consumed (thousands)	30,607	27,692	10.5
Average fuel cost per gallon	$3.12	$3.32	(6.0)
Percent of sales through website during period	93.1%	91.5%	1.6

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Consolidated Statements of Income
Six Months Ended June 30, 2013 and 2012
(in thousands, except per share amounts)
(Unaudited)

	Six months ended June 30,		Percent
	2013	2012	change
OPERATING REVENUE:
Scheduled service revenue	$345,234	$313,282	10.2
Ancillary revenue:
Air-related charges	153,327	112,622	36.1
Third party products	21,087	18,904	11.5
Total ancillary revenue	174,414	131,526	32.6
Fixed fee contract revenue	8,282	19,446	(57.4)
Other revenue	875	4,763	(81.6)
Total operating revenue	528,805	469,017	12.7
OPERATING EXPENSES:
Aircraft fuel	205,567	196,629	4.5
Salary and benefits	80,816	66,497	21.5
Station operations	39,556	39,101	1.2
Maintenance and repairs	38,463	36,557	5.2
Sales and marketing	11,213	10,951	2.4
Aircraft lease rentals	1,668	—	100.0
Depreciation and amortization	34,784	25,132	38.4
Other	21,515	15,971	34.7
Total operating expenses	433,582	390,838	10.9
OPERATING INCOME	95,223	78,179	21.8
As a percent of total operating revenue	18.0%	16.7%
OTHER (INCOME) EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	(170)	36	NM
Interest income	(478)	(511)	(6.5)
Interest expense	4,482	4,274	4.9
Total other (income) expense	3,834	3,799	0.9
INCOME BEFORE INCOME TAXES	91,389	74,380	22.9
As a percent of total operating revenue	17.3%	15.9%
PROVISION FOR INCOME TAXES	33,871	27,494	23.2
NET INCOME	57,518	46,886	22.7
Net loss attributable to noncontrolling interest	(174)	—	(100.0)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$57,692	$46,886	23.0
Earnings per share to common stockholders (1):
Basic	$3.01	$2.45	22.9
Diluted	$3.00	$2.42	24.0
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	19,001	19,021	(0.1)
Diluted	19,119	19,234	(0.6)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Six Months Ended June 30, 2013 and 2012
(Unaudited)

	Six months ended June 30,		Percent
	2013	2012	change*
OPERATING STATISTICS
Total system statistics
Passengers	3,788,813	3,593,706	5.4
Revenue passenger miles (RPMs) (thousands)	3,797,491	3,336,354	13.8
Available seat miles (ASMs) (thousands)	4,297,805	3,778,909	13.7
Load factor	88.4%	88.3%	0.1
Operating revenue per ASM (RASM) (cents)	12.30	12.41	(0.9)
Operating expense per ASM (CASM) (cents)	10.09	10.34	(2.4)
Fuel expense per ASM (cents)	4.78	5.20	(8.1)
Operating CASM, excluding fuel (cents)	5.31	5.14	3.3
Operating expense per passenger	$114.44	$108.76	5.2
Fuel expense per passenger	$54.26	$54.71	(0.8)
Operating expense per passenger, excluding fuel	$60.18	$54.05	11.3
ASMs per gallon of fuel	67.5	61.7	9.4
Departures	26,529	27,733	(4.3)
Block hours	66,423	64,743	2.6
Average stage length (miles)	948	873	8.6
Average number of operating aircraft during period	64.0	58.4	9.6
Average block hours per aircraft per day	5.7	6.1	(6.6)
Full-time equivalent employees at period end	1,919	1,750	9.7
Fuel gallons consumed (thousands)	63,628	61,289	3.8
Average fuel cost per gallon	$3.23	$3.21	0.6
Scheduled service statistics
Passengers	3,723,132	3,398,035	9.6
Revenue passenger miles (RPMs) (thousands)	3,743,163	3,189,133	17.4
Available seat miles (ASMs) (thousands)	4,174,037	3,520,258	18.6
Load factor	89.7%	90.6%	(0.9)
Departures	25,200	24,483	2.9
Average passengers per departure	148	139	6.5
Scheduled service seats per departure	168.2	156.2	7.7
Block hours	64,017	59,364	7.8
Yield (cents)	9.22	9.82	(6.1)
Scheduled service revenue per ASM (PRASM) (cents)	8.27	8.90	(7.1)
Total ancillary revenue per ASM (cents)	4.18	3.74	11.8
Total scheduled service revenue per ASM (TRASM) (cents)	12.45	12.64	(1.5)
Average fare - scheduled service	$92.73	$92.20	0.6
Average fare - ancillary air-related charges	$41.18	$33.14	24.3
Average fare - ancillary third party products	$5.66	$5.56	1.8
Average fare - total	$139.57	$130.90	6.6
Average stage length (miles)	967	916	5.6
Fuel gallons consumed (thousands)	61,633	56,546	9.0
Average fuel cost per gallon	$3.27	$3.39	(3.5)
Percent of sales through website during period	93.7%	91.3%	2.4

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Non-GAAP Presentations
Three and Six Months Ended June 30, 2013 and 2012
(Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA is useful in evaluating our operating performance compared to our competitors because its calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measure EBITDA to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measure to the most comparable GAAP measure.  Our utilization of a non-GAAP measurement is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and our use of it may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations to GAAP net income follow.

	Three months ended June 30,		Percent
(in thousands)	2013	2012	change
Net income attributable to Allegiant Travel Company	$25,760	$25,183	2.3%
Plus (minus)
Interest income	(216)	(267)	(19.1)%
Interest expense	2,294	2,200	4.3%
Provision for income taxes	15,223	14,671	3.8%
Depreciation and amortization	17,892	13,162	35.9%
EBITDA	$60,953	$54,949	10.9%

Total revenue	$255,846	$231,166	10.7%
EBITDA margin	23.8%	23.8%	—

	Six months ended June 30,		Percent
(in thousands)	2013	2012	change
Net income attributable to Allegiant Travel Company	$57,692	$46,886	23.0%
Plus (minus)
Interest income	(478)	(511)	(6.5)%
Interest expense	4,482	4,274	4.9%
Provision for income taxes	33,871	27,494	23.2%
Depreciation and amortization	34,784	25,132	38.4%
EBITDA	$130,351	$103,275	26.2%

Total revenue	$528,805	$469,017	12.7%
EBITDA margin	24.7%	22.0%	2.7 pp

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